UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 10, 2018

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive Belleville, Wisconsin 53508
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2018, the Board of Directors of Duluth Holdings Inc. (the “Company”) promoted Al Dittrich to Senior Vice President and Chief Operating Officer.  Prior to this appointment, Mr. Dittrich served as the Company’s as Senior Vice President of Omnichannel Customer Experience and Operations.  Mr. Dittrich’s biography is set forth under Part I of the Company’s Form 10-K, filed on March 21, 2018.  Mr. Dittrich’s compensation did not change in connection with the foregoing.  Since January 29, 2017, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Dittrich had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01

Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated October 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: October 15, 2018	By: /s/ Stephanie Pugliese
Stephanie Pugliese President and Chief Executive Officer

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